Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of August 10, 2011 by and between eGames, Inc., a Pennsylvania corporation (the “Company”), and William D. Blake, an individual with an address at XXX XXXXX XXXXXX, XXXX XXXXXXX, XXXXXXXXX (the “Investor”), and each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 4 hereof (collectively, the “Permitted Transferees” and each individually a “Permitted Transferee”).

WHEREAS, pursuant to a securities purchase agreement (the “Purchase Agreement”), dated as of the date hereof, the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, 200,000 shares (the “Shares”) of the Company’s common stock, without par value (the “Common Stock”), and the Company has agreed to issue to the Investor, and the Investor has agreed to accept from the Company, Warrant No. 1, dated August 10, 2011 (in whole or in part, the “Warrant”), to purchase 200,000 shares (the “Warrant Shares”) of the Common Stock.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Board” shall mean the board of directors of the Company.

“Purchase” shall mean the Closing Date under the Purchase Agreement.

“Holder” shall mean, collectively, the Investor and the Permitted Transferees; provided, however, that the term “Holder” shall not include any of the foregoing that ceases to own or hold any Registrable Securities.

“Qualifying Holder” shall have the meaning ascribed thereto in Section 4 hereof.

“Registrable Securities” shall mean the Shares and Warrant Shares of Common Stock, and shall include any shares of the Company’s Common Stock issued with respect to the Registrable Securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that all Registrable Securities shall cease to be Registrable Securities once they have been sold pursuant to a registration statement or in a transaction exempt from registration under the Securities Act.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated there under.

“Purchase Date” shall mean the date of this Agreement.

2. Effectiveness. This Agreement shall become effective and legally binding with respect to an investor upon the investor’s Purchase of the Common Stock.

3. Registration Rights.

3.1. Piggyback Registration. If the Company at any time after the Purchase Date proposes for any reason to register any of its equity securities under the Securities Act (other than pursuant to a registration statement on Forms S-8 or S-4 or similar or successor form which is not available for registering the Common Stock for sale to the public (collectively, the “Excluded Forms”)), it shall each such time promptly give written notice to all Holders of outstanding Shares, the Warrant and Warrant Shares of its intention so to do but in no event less than 30 days before the anticipated filing date, and, upon the written request, given within 10 days after receipt of any such notice, of the Holders of any such Shares, Warrant and Warrant Shares to register any shares of Registrable Securities, shall use its best efforts to cause all such shares of Registrable Securities then held by each such Holder to be registered under the Securities Act promptly upon receipt of the written request of such Holders for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as set forth in the holder’s written request) by the then Holders of the shares of Registrable Securities so registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request pursuant to this Section 3.1 to register shares of Registrable Securities may so specify, and such shares shall be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that the Company and all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including, without limitation, a market stand-off agreement of up to 180 days after the effective date of such registration if required by such underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to 100% of the Registrable Securities from the registration and the underwriting, with the number of Registrable Securities, if any, included in the registration and the underwriting being allocated to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, provided that the number of Registrable Securities to be offered by the Holders may not be reduced below an amount equal to 15% of the total Registrable Securities offered. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least 10 business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. In each case, those shares of Registrable Securities which are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

3.2. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Section 3 to use its best efforts to effect the registration of any shares of Registrable Securities, the Company shall, as promptly as reasonably practicable:

(a) Prepare and file with the SEC such amendments and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the contemplated distribution of all securities covered by such Registration Statement for up to 90 days.

(b) Furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, as the Holder may reasonably request in order to facilitate the public sale or other disposition of such shares of Registrable Securities then held by such Holder.

(c) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as shall be appropriate, as reasonably requested by any of the selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to become subject to any material tax in any such states or jurisdictions and, provided, further, that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities then held by a selling Holder shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Holders without reimbursement by the Company, then each selling Holder shall, to the extent required by such jurisdiction, pay its respective pro rata share of such qualification expenses.

(d) Notify each Holder of shares of Registrable Securities covered by such registration statement, at any time when a related prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; and, thereafter, the Company shall prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus, as so supplemented or amended, shall not include an untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that upon such notification by the Company, the selling Holders agree that they shall not offer or sell Registrable Securities unless and until (i) the Company has notified such selling Holders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such selling Holders or (ii) the Company has advised such selling Holders in writing that the use of the applicable prospectus may be resumed (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to prepare a prospectus amendment or supplement as above provided in this Section 3.2(d) and deliver copies of same as above provided in Section 3.2(b).

(e) In connection with a sale of Registrable Securities pursuant to such Registration Statement (assuming that no stop order is in effect with respect to such Registration Statement at the time of such sale), cooperate with the selling Holder and provide the transfer agent for the Registrable Securities with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the selling Holder’s broker) of new unlegended certificates for such Registrable Securities.

(f) Use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed

3.3. Expenses. All expenses incurred by the Company in effecting all registrations for Holders of Registrable Securities pursuant to this Section 3, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of not more than one counsel for all the Holders of Registrable Securities requesting registration thereunder, and of the independent certified public accountants (including the expenses of any special audits in connection with any such registration) (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the shares of Registrable Securities covered by such registration shall be borne by the Holder or Holders thereof; provided, further, that anything in this Agreement to the contrary notwithstanding, if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by such selling shareholders pro rata based on the number of securities being registered, to the extent required by such jurisdiction.

3.4. Indemnification.

(a) Indemnification by the Company. The Company will indemnify each Holder of Registrable Securities with respect to which registration has been effected pursuant to this Agreement, each of such Holder’s partners, officers, directors, employees, advisors and agents and each person controlling such Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its partners, officers, directors, employees, advisors and agents and each person controlling such Holder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, except that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any untrue statement or omission based upon information furnished to the Company by a Holder and stated to be specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Holder if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action was required by the Securities Act.

(b) Indemnification by the Holders. Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities to which a registration is being effected, indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of the Securities Act, and each other Holder, each of such other Holder’s officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or that prospectus incident to any such registration, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, and will reimburse the Company, such other Holders, and such directors, officers and other persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with information furnished to the Company by such indemnifying Holder and stated to be specifically for use therein, except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company or any Holder if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action was required by the Securities Act. The liability of any indemnifying Holder under this Section 3.4(b) shall be limited in respect of any Registration Statement to an amount equal to the aggregate proceeds received in respect of the Registrable Securities sold by such Holder under such Registration Statement.

(c) Indemnification Procedures. Each party entitled to indemnification under this Section 3 (the “Indemnified Party”), shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying

Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense. Failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3 only to the extent that the failure or delay in giving notice has a material adverse impact on the ability of the Indemnifying Party to defend against such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party entitled to indemnification under this Section 3, makes a claim for indemnification pursuant to this Section 3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such party in circumstances for which indemnification is provided under this Section 3; then, and in each such case, the Company and each Holder whose securities were included in the registration in question will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject in such proportion as is appropriate to reflect the relative fault of each such party in connection with the events giving rise to such claims, losses, damages, costs, expenses and liabilities, as well as any other relevant equitable considerations, provided, that each participating Holder shall be limited in respect of any Registration Statement to an amount equal to the aggregate proceeds received in respect of the Registrable Securities sold by such Holder under such Registration Statement, provided further, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation

(e) Alternative Indemnification. Notwithstanding the foregoing provisions of this Section 3.4, if the Company, the selling shareholders and the underwriters, pursuant to an underwritten public offering of the Common Stock, enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification or contribution among the parties thereto in connection with such offering, then the indemnification or contribution provisions of this Section 3.4 shall be deemed inoperative for purposes of such offering.

3.5. Information from Holders. In connection with any registration effected pursuant to this Section 3, each holder of the shares of Registrable Securities then held by such Holder included in any registration effected pursuant to this Section 3 shall furnish to the Company such information with respect to it and its proposed distribution as the Company shall reasonably request in writing on a timely basis and as shall be required by federal or state securities or blue sky laws applicable to such registration. The Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

4. Transfer of Registration Rights. None of the rights of any Holder under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), (ii) such person agrees to become a party to, and bound by all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto, (iii) the transfer or assignment is made in accordance with the applicable requirements of the Purchase Agreement and (iv) following the transfer or assignment, the further disposition of the Registrable Securities by such person is restricted under the Securities Act and applicable state securities laws. For purposes of this Section 4, the term “Qualifying Holder” shall mean, with respect to any Holder, any corporation, partnership or other affiliated entity controlling, controlled by, or under common control with, such Holder, or any partner, if such Holder is a partnership, or any member, if such Holder is a limited liability company. None of the rights of any Holder under this Agreement shall be transferred or assigned to any person that acquires Registrable Securities in the event that and to the extent that such Person is eligible to resell all of such Registrable Securities pursuant to Rule 144 of the Securities Act within a three-month period.

5. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

6. Deferral. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Holders a certificate signed by the President and Chief Executive Officer of the Company stating that the Board has made the good faith determination (i) that continued use by the selling Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed transaction involving the Company, (ii) that such disclosure would be premature and would be adverse to the Company, its business or prospects or any such proposed transaction or would make the successful consummation by the Company of any such transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Holders of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the selling Holders to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than 90 days after delivery by the Company of the certificate referred to above in this Section 6. During the Suspension Period, the Holders agree that they shall not offer or sell any Registrable Securities pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). The Company may not exercise this right more than two times in each year after the Purchase Date.

7. Miscellaneous.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 4 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Securities provided that the terms and conditions of Section 4 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Holder shall cease to own all of its Registrable Securities or the Warrant, all of such Holder’s rights under this Agreement shall immediately terminate.

(i) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(ii) All correspondence to the Company shall be addressed as follows:

eGames, Inc.

2000 Cabot Boulevard, Suite 110

Langhorne, PA 19047-1833

Attention: Gerald Klein, Chief Executive Officer

Facsimile: 215-750-3722

jklein@egames.com

with a copy to:

McCausland Keen & Buckman

Radnor Court, Suite 160

259 North Radnor-Chester Road

Radnor, PA 19087-5251

Attention: Nancy D. Weisberg, Esq.

Facsimile: (610) 341-1099

nweisberg@mkbattorneys.com

(iii) All correspondence to any Holder shall be sent to the address set forth on such Holder’s signature page hereto (or, in the case of a Permitted Transferee, such Permitted Transferee’s Instrument of Adherence hereto).

(iv) Any party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(c) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(d) This Agreement may be executed in a number of counterparts, each of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

eGAMES, INC.

By:	/s/ Gerald W. Klein
Name:	Gerald W. Klein
Title:	CEO

By:	/s/ William D. Blake

Investor’s Address and Fax Number for Notice:

EXHIBIT A

INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of March 18, 2010, among eGames, Inc., a Pennsylvania corporation (the “Company”) and the Investor and the Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement’). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of, or have the right to acquire,                      shares of Registrable Securities, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Print Name of Permitted Transferee:

By:
Name:
Title:

Permitted Transferee’s Address and Fax Number for Notice:

Accepted:

eGames, Inc.